UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2017, the Board of Directors (“Board”) adopted amendments to the Company’s Bylaws (as amended and restated, the “Bylaws”), effective immediately, to adopt a majority voting standard and director resignation process for uncontested director elections.

Article II Section 8 of the Bylaws provides that directors will be elected by the vote of a majority of votes cast in any uncontested director election.  The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. If an incumbent director nominee fails to receive a majority of votes cast, the nominee is required to promptly tender his or her resignation, contingent upon acceptance of the resignation by the Board. The Board’s Nominating and Corporate Governance Committee will consider the resignation and recommend to the Board whether or not to accept the resignation, after considering all relevant factors. In contested elections, director nominees will continue to be elected by a plurality of votes cast. If, for any cause, no directors shall have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

The foregoing description of amended Bylaws is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws, effective as of January 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date:   January 30, 2017

EXHIBITS

Exhibit No.	Description
3.1	Bylaws, effective as of January 30, 2017.